Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-28250, 33-58723, 333-50719, 333-69331, 333-91521, 333-91519, 333-43348, 333-86306, 333-106638, 333-114625, 333-118963, 333-127402, 333-132035, 333-156505), and Form S-3 (No. 333-137101) of SunTrust Banks, Inc. of our report dated March 1, 2007 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

March 2, 2009